UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2008

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 27, 2008, Mr. Orlando Bravo resigned from the Board of Directors of Activant Solutions Inc. (the “Company”). At the time of his resignation, Mr. Bravo was a member of the Company’s Compensation Committee. The resignation of Mr. Bravo was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bravo’s written resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
     Mr. Bravo had been appointed as a director of the Company pursuant to the Stockholders Agreement (the “Stockholders Agreement”), dated May 2, 2006, among the Company, Activant Group Inc. and certain stockholders of Activant Group Inc., as a designee of entities affiliated with Thoma Cressey Bravo, Inc. (“TCB”). Pursuant to the Stockholders Agreement, Mr. S. Scott Crabill will continue to serve as a director of the Company, as a designee of entities affiliated with TCB.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Resignation Letter, dated October 27, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

By: Name:	/s/ Timothy F. Taich Timothy F. Taich
Title:	Vice President and General Counsel
Date: October 31, 2008